OLY STRATUS ABC WEST I JOINT VENTURE
                               (A Texas Joint Venture)



                               JOINT VENTURE AGREEMENT





                         __________________________________



                           Dated as of September 30, 1998


                         __________________________________









                                  TABLE OF CONTENTS
                                                                 Page



                                   ARTICLE 1
                                  Definitions

               1.1    Definitions                                  1


                                    ARTICLE 2
                                  Organization


               2.1    Formation of Joint Venture                   6

               2.2    Name                                         6

               2.3    Character of Business                        6

               2.4    Registered Office and Agent                  7

               2.5    Fiscal Year                                  7


                                   ARTICLE 3
                            Capital Contributions

               3.1    Capital Contributions to the Partnership     7

               3.2    Additional Capital Contributions             7

               3.3    No Return of Capital Contributions           9

               3.4    Interest                                    10


                                   ARTICLE 4
                       Rights and Obligations of Partners

               4.1    Management of Partnership                   10

               4.2    Management Committee                        10

               4.3    Major Decisions                             12

               4.4    Budgets and Reports                         12

               4.5    Powers of the Operating Partner             12

               4.6    Liability of Partners                       13

               4.7    Other Activities of Partners                13


                                   ARTICLE 5
                           Exculpation and Indemnity

               5.1    Exculpation                                 13

               5.2    Indemnity                                   13


                                   ARTICLE 6
                         Distributions and Allocations

               6.1    Distributions                               14

               6.2    Tax Allocations                             14


                                   ARTICLE 7
                    Admissions, Transfers and Withdrawals

               7.1    Admission of New Partners                   14

               7.2    Transfer of Partnership Interests           15

               7.3    Buy/Sell                                    15

               7.4    No Substituted Partners                     17

               7.5    Withdrawal of Partners                      18


                                   ARTICLE 8
                   General Accounting Provisions and Books

               8.1    Books of Account; Tax Returns               18

               8.2    Place Kept; Inspection                      18

               8.3    Tax Matters Partner                         18


                                   ARTICLE 9
                            Amendments and Waivers

               9.1    Amendments and Waivers                      18

               9.2    Certain Other Amendments                    19


                                   ARTICLE 10
                          Dissolution and Termination

               10.1   Dissolution                                 19

               10.2   Accounting on Dissolution                   20

               10.3   Termination                                 20

               10.4   No Negative Capital Account Obligation      20

               10.5   No Other Cause of Dissolution               21

               10.6   Merger                                      21


                                   ARTICLE 11
                                 Miscellaneous

               11.1   Waiver of Partition                         21

               11.2   Entire Agreement                            21

               11.3   Severability                                21

               11.4   Notices                                     21

               11.5   Governing Laws                              22

               11.6   Successors and Assigns                      22

               11.7   Counterparts                                22

               11.8   Headings                                    22

               11.9   Other Terms                                 22

               11.10  Power of Attorney                           22

               11.11  Transfer and Other Restrictions             23



                        OLY STRATUS  ABC WEST I JOINT VENTURE
                               JOINT VENTURE AGREEMENT


               This Joint Venture Agreement (this "Agreement") of OLY STRATUS ABC WEST I JOINT VENTURE, a Texas joint venture (the " Partnership"), is made effective as of September 30, 1998 (the "Effective Date"), by and between Oly ABC West I, L.P., a Texas limited partnership, as the financial partner (the "Financial Partner") and Stratus ABC West I, L.P., a Texas limited partnership, as the operating partner (the "Operating Partner"). (The Financial Partner and the Operating Partner are collectively referred to herein as the "Partners").



                                      RECITALS

               A. The parties hereto desire to form a joint venture under the Act (as defined below).

               B. The Partnership is being formed for the purpose of acquiring, owning, developing and reselling that certain property located in Travis County, Texas and known as Lots 1 through 26 and Lots 137 through 185, inclusive, Block A, Barton Creek ABC West Phase I (the "Property").


               C. The initial Partners hereto desire to enter into this Agreement to establish their respective rights and obligations with respect to the Partnership and to provide for the orderly management of the affairs of the Partnership.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners hereby agree as follows:

                                      ARTICLE 1
                                     Definitions



		1.1  Definitions.    As  used  in  this  Agreement,  the
          follow-ing terms shall have the following meanings:

                   "Act" shall have the meaning set forth in Section 2.1.

                   "Affiliate"  shall mean, when used  with reference to  a
               specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition of Affiliate, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                   "Business"  shall  mean  all  tangible  and   intangible
               property of the Partnership as of the date of the Buy/Sell offer and any proceeds therefrom subject to all obligations or liabilities associated therewith.

                   "Business   Day"  shall  mean  any  day  other  than   a
               Saturday, Sun-day, or holiday on which national banking associations in the State of Texas are authorized or required to be closed.

                   "Business  Plan" shall mean  the business plan  attached
               hereto as Exhibit A and incorporated herein, and as may be amended from time to time in accordance with the provisions hereof or as may attached hereto within sixty (60) days of the execution of this Agreement upon approval of the Management Committee.

                   "Buy-Sell"  shall have the meaning set forth in  Section
               7.3.

                   "Buy/Sell  Closing  Date"  shall have  the  meaning  set
               forth in Section 7.3.

                   "Buy/Sell  Election Period" shall  have the meaning  set
               forth in Section 7.3.

                   "Buy/Sell  Offer" shall have  the meaning  set forth  in
                   Section 7.3.

                   "Buy/Sell Purchaser" shall have the meaning set forth in Section 7.3 .

                   "Buy/Sell  Seller" shall have the  meaning set forth  in
                   Section 7.3.

                   "Capital   Account"  shall  mean   a  separate   account
               maintained for each Partner in accordance with the provisions of Regulation section 1.704-1(b)(2)(iv). Each Partner shall have only one Capital Account, regardless of the number of classes of units or other interests in the Partnership owned by such Partner. Initially, the Capital Account of each Partner shall have a positive balance equal to its initial Capital Contribution. Such Capital Account shall thereafter be adjusted in accordance with the following provisions:

                    (a) Additions. The Capital Account shall be increased by the sum of (i) except as otherwise provided in paragraph (f) below in the case of a contribution of a promissory note, the amount of cash and the fair market value (determined as of the date of contribution, without regard to section 7701(g) of the Code, including a constructive contribution resulting from a termination and reconstitution of the Partnership under section 708(b)(1)(B) of the Code) of property contributed, or deemed to have been contributed, to the capital of the Partnership by the Partner, net of any liabilities assumed by the Partnership in connection with such contribution or to which the contributed property is subject under section 752 of the Code, plus (ii) the amount of any net income or other item of income or gain allocated to the Partner pursuant to Article 6 hereof.

                    (b) Subtractions. The Capital Account shall be reduced by the sum of (i) the amount of any net loss or other item of expense, loss or deduction allocated to the Partner pursuant to Article 6 hereof, plus (ii) the Distribution Value (determined without regard to section 7701(g) of the Code) of any cash or other property distributed, or deemed to have been distributed, by the Partnership to the Partner, net of any liabilities assumed by the distributee in connection with the distribution or to which the cash or other distributed property is subject under section 752 of the Code.

                    (c) Other Adjustments. The Capital Account shall otherwise be adjusted by the Financial Partner in accordance with the other capital account maintenance rules of Regulation section 1.704-1(b)(2)(iv). In connection with the foregoing:

                    (d) Determination of Fair Market Value. In determining the balance of each Partner's Capital Account, and for all other purposes of this Agreement, the fair market value of an asset contributed to or distributed by the Partnership shall be determined in good faith by the Partners (which shall use their reasonable efforts not to overstate or understate the fair market value of any such asset). Notwithstanding the preceding sentence, it is understood that no Partner shall have any obligation to contribute any real property asset to the Partnership unless all Partners have agreed to the fair market value of the asset.

                    (e) Capital Account of Transferee. A transferee of all or part of an interest in the capital and profits of the Partnership shall succeed to the Capital Account of the transferor to the extent that such Capital Account relates to the transferred interest.

                    (f) Contribution of Note. Notwithstanding any other provision of this definition of Capital Account, if a Partner has contributed his promissory note to the capital of the Partnership and such note is not readily traded on an established securities market, then the principal of such note shall not be credited to the Partner's Capital Account until and to the extent that either (i) the Partnership makes a taxable disposition of the note or (ii) principal payments are made on the note, all in accordance with Regulation section 1.704-1(b)(2)(iv)(d)(2).

                   "Capital  Contribution" shall mean  the gross amount  of
               cash or the fair market value of other property contributed or caused to be contributed to the capital of the Partnership by a Partner with respect to such Partner's capital account.

                   "Cash  Flow" of  the Partnership  for any  period  shall
               mean any and all cash revenues generated from the ownership, sale of lots, sale of undeveloped parcels, lease and other operation of the Partnership assets and any and all capital transaction proceeds minus the sum of (i) any operating and capital expenses incurred in the operation of the business of the Partnership, including without limitation any payments of interest and principal (other than payments of principal that are refinanced by the Partnership) on Partnership indebtedness required by the lender of such indebtedness during the quarterly period in question, and
               (ii) a reasonable reserve for necessary or desirable operating and capital expenses of the Partnership that are anticipated to be incurred or to become due and payable within six (6) months as the Management Committee, in the exercise of its reasonable discretion and as is consistent with the Operating Budget and the Business Plan, shall determine.

                   "Code" shall mean the Internal Revenue Code of 1986  and
               any successor statute, as amended from time to time.

                   "Contribution  Percentage" of a  Partner shall be  based
               on the actual equity capital contributions of such Partner in relation to the total equity capital contributions of all Partners.

                   "Deadlock"  shall mean the  failure of  the Partners  to
               agree with respect to any Major Decision or other issue with respect to the Partnership which could have a material adverse effect or impact to the Partnership if such issue remains unresolved between the Partners.

                   "Deemed  Recipient" shall have the meaning set forth  in
               Section 3.2.

                   "Default  Amount" shall have  the meaning  set forth  in
          Section 3.2.

                   "Default  Date"  shall have  the  meaning set  forth  in
          Section 3.2.

                   "Defaulting Partner" shall have the meaning set forth in Section 3.2.

                   "Distribution   Period"  shall  mean   (i)  the   period
               beginning on the Effective Date and ending on December 31, 1998 and (ii) each calendar quarter thereafter.

                   "Distribution  Value" shall  mean the  dollar amount  of
               any cash distribution and the fair market value, as jointly determined in good faith by the Partners (each of which shall use its reasonable efforts not to overstate or understate fair market value), of any non-cash property distribution at the time of the distribution, net of the distributee's share of any liabilities to which the distributed property is subject and net of any liabilities assumed by the distributee.

                   "Effective  Date" shall have  the meaning  set forth  in
               the preamble to this Agreement.

                   "Escrow  Agent"  shall have  the  meaning set  forth  in
                   Section 7.3.

                   "Financial  Partner" shall mean  Oly ABC  West I,  L.P.,
               together with its successors and assigns.

                   "Indemnified Parties" shall have the meaning set forth in Section 7.3 .

                   "Loan" shall have the meaning set forth in Section 3.1.

                   "Lender"  shall have the  meaning set  forth in  Section
               3.1.

                   "Major Decision" means any decision with respect to  (1)
               approval of the Business Plan, including the decision to make additional Capital Contributions except as provided in
               Section 3.2(a), (2) approval of the Operating Budget, (3) approval of the plans and specifications for the Property, and the subsequent approval of all material change orders or amendments given in substitution for such approved plans and specifications, (4) approval of any financing or refinancing, whether secured or unsecured, unless previously approved in the Business Plan or annual Operating Budget,
               (5) approval of acquisition of any additional property, (6) approval of admission or withdrawal of any Partners to the Partnership, (7) approval of any sale, exchange or other disposition of the Property unless pursuant to governance deadlock provision in Section 7.3 below or in the Business Plan or annual Operating Budget, (8) approval of any amendments to the Agreement, (9) approval of any termination or dissolution of the Partnership and (10) appointment of a successor property manager pursuant to Section 4.1.

                   "Management Agreement" shall have the meaning set  forth
               in Section 4.1.

                   "Management Committee" shall have the meaning set  forth
               in Section 4.2.

                   "Mandatory  Additional  Contribution "  shall  have   the
               meaning set forth in Section 3.2.

                   "Non-Defaulting Partners" shall have the meaning set forth in Section 3.2.

                   "Offer  Amount"  shall have  the  meaning set  forth  in
                   Section 7.3.

                   "Offer  Deposit"  shall mean  the  sum of  Five  Hundred
               Thousand and No/100 Dollars ($500,000.00) in cash.

                   "Offeree"  shall have the meaning  set forth in  Section
                   7.3.

                   "Offeror"  shall have the meaning  set forth in  Section
                   7.3.

                   "Olympus" shall have the meaning set forth in the preamble of this Agreement.

                   "Olympus Representative" shall have the meaning set forth in Section 4.2.

                   "Operating  Budget"  shall  mean  the  budget   attached
               hereto as Exhibit B and incorporated herein, as may be amended from time to time in accordance with the provisions hereof, or to be attached hereto within sixty (60) days of the execution of this Agreement upon approval by the Management Committee in accordance with this Agreement.

                   "Operating  Partner"  shall  mean Stratus  ABC  West  I,
               L.P., together with its successors or assigns.

                   "Partner"   shall  mean   any  Person   executing   this
               Agreement as of the Effective Date as a partner or hereafter admitted to the Partnership as a partner as provided in this Agreement, but does not include any Person who has ceased to be a Partner of the Partnership.

                   "Partnership"  shall have the meaning  set forth in  the
               preamble to this Agreement.

                   "Partnership Interest" shall have the meaning set forth in Section 7.3 .

                   "Person"  shall mean an  individual, partnership,  joint
               venture, limited part-nership, limited liability company, foreign limited liability company, trust, business trust, estate, corporation, custodian, trustee, exec-utor, administrator, nominee, association, cooperative or entity in a representative capacity.

                   "Property  " shall  have the  meaning set  forth in  the
               preamble of this Agreement.

                   "Receipt  Amount" shall have  the meaning  set forth  in
                   Section 7.3.

                   "Regulation"    shall    mean    Treasury    Regulations
               promulgated under Title 26 of the United States Code.

                   "Replacement  Loan" shall have the meaning set forth  in
          Section 3.2.

                   "Representative"  shall have  the meaning  set forth  in
                   Section 4.2.

                   "Required Capital Contributions" shall have the meaning set forth in Section 3.1.

                   "Required Interest" shall mean both of the Partners.

                   "Sharing  Ratio" shall  have the  meaning set  forth  on
          Schedule I attached hereto.

                   "Stratus" shall have the meaning set forth in the preamble of this Agreement.

                   "Stratus  Representative"  shall have  the  meaning  set
               forth in Section 4.2.


                                      ARTICLE 2
                                    Organization


  			 2.1  Formation  of  Joint Venture.   The  Partners  have
          formed a joint venture pursuant to and in accordance with the provisions of the Texas Revised Partnership Act, as amended from time to time (the "Act").

                   2.2 Name. The name of the Partnership is Oly Stratus ABC West I Joint Venture. The Management Committee may change the name of the Partnership from time to time and shall give prompt written notice thereof to the Operating Partner; provided, however, that such name may not contain any portion of the name or mark of the Operating Partner without the Operating Partner's consent.

                   2.3 Character of Business. The purpose of the Partnership shall be (i) to acquire, hold, develop, sell, encumber, or otherwise act with respect to investments, direct or indirect, in the Property, and (ii) to engage in such other business as may be conducted by a joint venture organized under the laws of the State of Texas.

                   2.4  Registered Office and Agent.  The name and  address
          of the Partnership's initial registered agent are Olympus Real Estate Corporation, 200 Crescent Court, Suite 1650, Dallas, Texas 75201. The Partnership's initial principal place of business shall be 200 Crescent Court, Suite 1650, Dallas, Texas 75201. The Financial Partner may change such registered agent, registered office, or principal place of business from time to time. The Financial Partner shall give prompt written notice of any such change to the Operating Partner. The Partnership may from time to time have such other place or places of business within or without the State of Texas as may be determined by the Financial Partner.

                   2.5 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                                      ARTICLE 3
                                Capital Contributions


                   3.1 Capital Contributions to the Partnership. The Partners shall contribute or be deemed to have contributed capital to the Partnership in the amounts respectively set forth opposite their names on Schedule I to this Agreement on the
          Effective Date (collectively, the "Required Capital Contributions"). Also, in addition to the Required Capital Contributions, the Partners acknowledge that in order to purchase and develop the Property, the Partnership will need to secure from a third party lender (the "Lender") a term loan, which shall be in the amount set forth in the Business Plan and on terms and conditions satisfactory to the Management Committee and approved in accordance with this Agreement (the "Loan").

                   3.2  Additional Capital Contributions.

                         (a) After the funding of the Required Capital Contribution set forth above (including any amounts deemed to have been contributed), and to the extent not available from proceeds of the Loan, either (i) the Partners may agree to make additional Capital Contributions to the Partnership as are deemed advisable by the Partners (each exercising their independent discretion) and by amendment to the
               Business Plan,  or  (ii) if  either (A)  there  has  been  a default or an event of default under the Loan or (B) additional capital is necessary to complete any capital improvement program approved in the Business Plan, or
               (C) funds are necessary for continued operation of the Property consistent with the Business, then the Financial Partner may elect to call or not call for additional Capital Contributions (in each case, the "Mandatory Additional Contribution") to be made to the Partnership to cure any default or event of default under the Loan or to complete such capital improvement program or fund operations. The Mandatory Additional Contribution in question shall be made by the Partners pro rata, based on the Contribution Percentages of the Partners. This Section 3.2 is solely for the benefit of the Partners, and shall not, nor shall it be deemed to, create any rights in, or provide any benefit to, any other person or entity, and the decision to make additional contributions to the Partnership shall be made in the sole and absolute discretion of the Financial Partner, except as may be provided in the Business Plan.

                         (b)  Each Partner shall  be required  to make  its
               Mandatory Additional Contribution to the Partnership on or before twenty-one (21) days after written notice to such Partner ("Default Date"). In the event any Partner fails to make a Mandatory Additional Contribution as required by this
               Section 3.2 within the time period set forth herein (such Partner, being herein referred to as the "Defaulting Partner"), then, the "Non-Defaulting Partners" (herein so called) shall be entitled, as their sole and exclusive remedy for such failure, by giving written notice to the Defaulting Partner to make a loan (the "Replacement Loan") to the Defaulting Partner in the amount of such Mandatory Additional Contribution, which Replacement Loan (i) shall be applied solely to fund the delinquent Mandatory Additional Contribution, (ii) shall have a term of one hundred twenty
               (120) days from the date of such loan and (iii) shall bear interest at the lesser of (A) eighteen percent (18%) per annum and (B) the maximum rate of interest which may be charged, collected or contracted for under applicable law, with accrued interest due at the maturity of such loan (each such Replacement Loan together with all accrued interest thereon from time to time, the "Default Amount"). Anything contained in this Agreement to the contrary notwithstanding, any Partner who becomes a Defaulting Partner shall immediately and without any further demand, notice or cure period (time being of the essence herein) automatically cease to have a right to vote on all Partnership decisions from and after the Default Date for any purposes hereunder for the remainder of the life of the Partnership (unless reinstated as described below); provided, however, if a Defaulting Partner shall pay the Default Amount in full to the Non-Defaulting Partners who elected to make such loan, on or before the expiration of the 120-day term of the Replacement Loan to such Defaulting Partner, such Defaulting Partner's voting rights hereunder shall be automatically re-instated (effective as of the date such Default Amount is paid in full) for all purposes including voting rights. If the Default Amount is not paid in full on or before the expiration of the 120-day period, the Defaulting Partner's voting rights shall not be reinstated upon the subsequent payment of the Default Amount.

                         (c)  The  Partners  further  agree  that  if   the
               Default Amount is not repaid to the Non-Defaulting Partners within the 120-day term, then, without demand, notice or cure period (time being of the essence herein), such Default Amount shall for all purposes hereunder be deemed to be a Capital Contribution by the Non-Defaulting Partners to the Partnership effective as of the expiration of such 120-day term of such Replacement Loan, which deemed Capital Contribution shall be credited as an amount equal to the product of 200% times the Default Amount, and the Capital Account of the Defaulting Partner shall for all purposes be appropriately reduced to reflect such treatment; provided, however, with respect to any Default Amount attributable to a Replacement Loan made more than one hundred twenty (120) days after the initial Replacement Loan (which is not repaid during its 120-day term) is made by one or more Non-Defaulting Partner, the deemed Capital Contribution shall be credited as an amount equal to the product of 300% times the Default Amount, and in each case the distribution percentages of the Defaulting Partner (i.e., the pro rata share of the particular distribution which such Partner would otherwise receive under such sections) shall be reduced by, and the distribution percentages of each Non-Defaulting Partner who makes its pro rata share of such loan shall be increased by an amount equal to the quotient of (i) 200% (or 300%, as the case may be) times the Default Amount, divided by (ii) the aggregate Capital Contributions made by the Partners to the Partnership prior to the date of calculation (including the Mandatory Additional Contributions of all Non-Defaulting Partners but excluding the Default Amount then in question).

                         (d) The new distribution percentages computed in accordance with this Section 3.2 shall remain in effect under this Agreement unless and until there is a subsequent adjustment to the distribution percentages. Notwithstanding the foregoing, no Partner's distribution percentage shall be reduced under any circumstance to less than zero, nor shall any Partner's distribution percentage be increased under any circumstance to more than 100%. Mandatory Additional Contributions shall be made pro rata, based on the relative Contribution Percentages of the Partners.


                         (e) Each Partner which becomes a Defaulting Partner hereby irrevocably grants to the other Partners a continuing, first priority, perfected security interest in the Partnership Interest of such Defaulting Partner to secure the prompt payment of each Replacement Loan made to such Defaulting Partner until such time, if ever, as the Default Amount with respect to the Replacement Loan under consideration has been converted to a deemed Capital Contribution pursuant to Section 3.2(c). On or before fifteen (15) days after any written request of any Non-Defaulting Partner, the Defaulting Partner shall execute and deliver a UCC-1 financing statement in form and substance acceptable to such Non-Defaulting Partner to evidence such security interest, the failure of which shall constitute a default under the Replacement Loan. Prior to a default or maturity of a Replacement Loan, and without limiting the remedies of the Non-Defaulting Partners, at the election of the Non-Defaulting Partners, all distributions payable to any Defaulting Partner under this Agreement shall be payable directly to the Non-Defaulting Partners (pro rata based on the relative amount of the Replacement Loan made by such Non-Defaulting Partner) until the Replacement Loan(s) of such Defaulting Partner are paid in full (or converted to a deemed Capital Contribution), shall be paid directly to the Non-Defaulting Partners until the entire amount of the Replacement Loan is paid in full. Any amounts paid directly to a Non-Defaulting Partner pursuant to the terms of the preceding sentence shall be treated as paid to the person (the "Deemed Recipient") entitled to receive the amount of the distribution in the absence of the requirements of the preceding sentence (thereby discharging the Partnership's obligation to make the payment in question to the Deemed Recipient) and then as applied by the Deemed Recipient on behalf of the Defaulting Partner to the repayment of the Defaulting Partner's loan.

                         (f)  EXCEPT AS SET  FORTH IN SECTION  3.1 OR  THIS
               SECTION 3.2, NO ADDITIONAL CAPITAL CONTRIBUTIONS SHALL BE REQUIRED BY ANY PARTNER UNLESS AN EXPRESS WRITTEN CALL FOR A CAPITAL CONTRIBUTION IS MADE BY THE MANAGEMENT COMMITTEE TO EACH OF THE PARTNERS.

                   3.3 No Return of Capital Contributions. No Partner is entitled to a return of its Capital Contribution, but shall look solely to distributions from the Partnership as provided for in
          Article 6 of this Agreement.

                   3.4 Interest. No Partner shall be entitled to interest on its Capital Contribution or its Capital Account, provided that each Partner's Capital Contribution shall accrue the Preferred Return (which shall not be deemed to be interest) as set forth herein. Any interest actually received by reason of temporary investment of any part of the Partnership's funds shall be included in the Partnership's funds.

                                      ARTICLE 4
                         Rights and Obligations of Partners


			4.1  Management   of  Partnership.     The   management,
          control and  direction of  the  Partnership and  its  operations,
          business  and  affairs  shall   be  vested  exclusively  in   the
          Management Committee, which shall have the right, power and authority, acting solely by itself and without the necessity of approval by any Partner or any other person, to carry out any and all of the purposes of the Partnership and to perform or  refrain from performing any  and all acts  that the Management  Committee may deem necessary, desirable, appropriate or incidental thereto,
          except  as  otherwise  provided  in  this  Agreement;   provided,
          however, that the Operating Partner shall manage the  Partnership and its operations, business and  affairs solely as described  in
          Section 4.5. The Management Committee may assume the management duties and responsibilities of the Operating Partner as set forth in Section 4.5 at any time in the event the Management Committee determines in its good faith discretion that either (i) the
          Operating  Partner  has   acted  negligently   or  with   willful
          misconduct in performing its duties or (ii) the monthly financial reports of the Partnership reveal a material adverse deviation from the  Business Plan  more than  three  (3) times  within  any
          twelve (12) month period.   The Management Committee agrees  that
          prior to its exercise of its right to assume the management duties and responsibilities of the Operating Partner as result of either default by the Operating Partner, the Management Committee shall first deliver written notice of said default to the Operating Partner and give the Operating Partner ten (10) days thereafter in which to cure said default, the Operating Partner
          so elects.   Notwithstanding  anything to  the contrary  provided
          herein, the Property shall be managed in accordance with the terms and conditions of that certain Management Agreement (the "Management Agreement") dated of even date herewith by and between the Partnership and Stratus Management L.L.C.

                   4.2  Management Committee.

                         (a) The "Management Committee" (herein so called) shall consist of four (4) representatives, two (2) of which shall be designated by Stratus (jointly, the "Stratus Representative") and two (2) of which shall be designated by Olympus (jointly, the "Olympus Representative") (individually, a "Representative and collectively, the "Representatives"). The initial Representatives designated by Stratus and Olympus are set forth opposite such Partner's name below:

               Partner                  Initial Representative
               -------                  --------------------------

               Stratus                  William H. Armstrong, III

               Stratus                  J.B. Brown

               Olympus                  Hal R. Hall

               Olympus                  Greg Adair

               Olympus and Stratus may appoint alternates for the Representatives appointed by it, which alternates shall have all the powers of the Representatives in their absence or inability to serve. Olympus hereby appoints Timothy B. Smith as an alternate Representative. Olympus and Stratus may change its designated Representatives effective upon written notice from Olympus or Stratus designating such Representative to the other Partners. One of the Olympus Representatives shall serve as Chairman of the Management Committee and shall set the agenda for such meetings.

                         (b) The Representatives shall meet quarterly (or more often as the Management Committee may reasonably determine) in the offices of the Partnership or by telephone conference, unless the Representatives jointly agree that the meeting is unnecessary or that a different schedule or location for the meeting is appropriate, to discuss current material management issues (but not day-to-day operations matters which are in accordance with the operation parameters set forth in the Business Plan, Operating Budget or otherwise set forth in writing) or Major Decisions. At each meeting the Representatives shall each receive one (1) vote. All action taken by the Management Committee shall require the approval or consent of at least three (3) Representatives except Major Decisions which require unanimous consent as described in Section 4.3 below. Representatives may bring to any meeting such employees, agents, professionals and advisors as they deem necessary or appropriate to assist them at such meeting. A quorum shall consist of at least one Stratus Representative and one Olympus Representative unless both Olympus Representatives have declined to attend two (2) consecutive meetings, which are scheduled with at least seventy-two (72) hours prior notice for each meeting at the offices of the Partnership, in which event the quorum may be two (2) Stratus Representatives, and vice versa.

                         (c) The Financial Partner, at the direction of the Management Committee, shall be authorized and empowered to (i) make all day-to-day management decisions (provided that such decisions are consistent with the operation parameters set forth in the Business Plan, Operating Budget or otherwise in writing) except for Major Decisions, (ii) direct the Operating Partner, (iii) perform all acts and enter into and perform all contracts and other undertakings that the Financial Partner may, in the exercise of its reasonable discretion, deem necessary, advisable, appropriate or incidental thereto and (provided that the performance of such acts are consistent with the operation parameters set forth in the Business Plan, Operating Budget or otherwise in writing), (iv) terminate the property manager in the event of a default in the Management Standard (as that term is defined in the Management Agreement), provided, if the property manager is terminated, then the Partnership (as a Major Decision) shall designate a successor property manager.

               4.3 Major Decisions. All Major Decisions shall be made by both the Stratus Representative and the Olympus Representative. Accordingly, neither Stratus nor Olympus, on behalf of the Management Committee, shall have the right or the power to make any binding commitment on behalf of the Partnership in respect of a Major Decision unless and until all of the Representatives have authorized the same in writing.

               4.4 Budgets and Reports.

                         (a) By January 31st of each calendar year hereafter during the term hereof, the Operating Partner shall prepare a revised Operating Budget and the Business Plan for the operation of the Partnership. The Management Committee shall have thirty (30) days after receipt thereof to either approve the submitted Business Plan and Operating Budget or respond with required changes to same.

                         (b) The Operating Partner agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of operating the Partnership shall not exceed the Operating Budget, either in total or for any one accounting category. The Operating Partner shall secure the written approval of the Management Committee for any expenditure that (i) exceeds fifteen percent (15%) of the annual budgeted amount for the Partnership in any one accounting category on such Operating Budget or (ii) exceeds ten percent (10%) of the annual budgeted amount for the Partnership in all accounting categories of the Operating Budget. During each applicable calendar year, the Operating Partner agrees to promptly inform the Management Committee of any major increases in costs and expenses or any major decreases in revenue that were not foreseen during the budget preparation period and thus were not reflected in the Operating Budget.

                         (c) The Operating Partner shall also submit any additional financial or operational reports as the Financial Partner may from time to time reasonably request.

                   4.5  Powers  of  the  Operating  Partner.    Subject  to
          Section 4.3, the Operating Partner shall have the duties, rights and obligations to implement the operations of the Partnership as described in the Business Plan, Operating Budget or approved in writing by the Management Committee. Without limiting the generality of Section 4.1, but subject to Section 4.3 , the Operating Partner, acting on behalf of the Partnership, shall oversee the activities of property manager, or, if the Management Agreement is terminated, until a successor property manager is appointed, perform the duties, rights and obligations of the property manager; provided, however, neither the Operating Partner nor the property manager shall take any action that has a material economic affect on the Partnership without the prior approval of the Management Committee, including, without limitation, approving the form and substance of all contracts, loan documents or other documents necessary to operate the business of the Partnership.

                   4.6 Liability of Partners. The Partners shall be personally liable for the debts and obligations of the Partnership if (but solely to the extent) required by applicable law; provided, however, that all such debts and obligations shall be paid or discharged first with the property of the Partnership (including insurance proceeds) before the Partners shall be obligated to pay or discharge any such debt or obligation with its personal assets. Notwithstanding the preceding sentence, the Partners shall not be personally liable for any debts or obligations which are nonrecourse or which, under the terms thereof, do not create or impose such liability.


                   4.7 Other Activities of Partners. Except as otherwise agreed in writing, each Partner (i) may carry on and conduct in any way or in any capacity, including, but not limited to, for such Partner's own right and for such Partner's own personal account, as a partner in any other partnership, as a venturer in any joint venture, as a member or manager in any limited
          liability  company,  as   an  employee,   officer,  director   or
          stockbroker of any corporation, or as a participant in any syndicate, pool, trust, association or other business organization, a business that competes, directly or indirectly, with the business of the Partnership, (ii) will be free in any capacity to conduct business activities the same or similar as conducted by the Partnership and (iii) may make investments in any kind of property. The Partnership will have absolutely no claim or right to any such business or assets thereof. Further, the Partnership will have claim to and will own only those assets contributed to the Partnership or acquired with Partnership funds or credit. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Partner or any affiliate thereof to engage in or derive profit or compensation from any activities or investments, nor give any other Partner any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

                                      ARTICLE 5
                              Exculpation and Indemnity


                    5.1  Exculpation.      Neither  the   Partners   nor any
          affiliate of the Partners, nor any officer, director, manager, member, employee, agent, stockholder, or partner of the Partners or any of its affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any
          Partner by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have
          been  primarily   caused  by   the  gross   negligence,   willful
          misconduct, or bad faith of the person claiming exculpation.

                   5.2  Indemnity.   The  Partnership shall  indemnify  the
          Partners, each affiliate of the Partners, and each officer, director, stockholder, manager, member, and partner of the
          Partners or any of its affiliates, and if so determined by the Partners, each employee or agent of the Partners or any of its affiliates, against any claim, loss, damage, liability, or expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent any of the foregoing (i) is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming indemnification or (ii) is suffered or incurred as a result of any claim (other than a claim for indemnification under this Agreement) asserted by the indemnitee as plaintiff against the Partnership. Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 5.2. No Partner shall be required to contribute capital in respect of any indemnification claim under this Section 5.2 unless otherwise provided in any other written agreement to which such Partner is a party.

                                      ARTICLE 6
                            Distributions and Allocations

                   6.1 Distributions. No later than thirty (30) days after the end of each Distribution Period during which the Partnership has Cash Flow, such Cash Flow shall be distributed, after the payment of all third party obligations, to each Partner in proportion to the Sharing Ratios.

                   6.2 Tax Allocations. For United States federal income tax purposes, allocations of items of income, gain, loss, deduction, expense, and credit for each fiscal year of the Partnership shall be in accordance with each Partner's economic interest in the respective item, as determined by the Management Committee pursuant to Section 704(b) of the Code, and the regulations promulgated thereunder and subject to the requirements of Section 704(c) of the Code and the regulations promulgated thereunder. Unless the Management Committee determines otherwise, allocations shall be made to each Partner in the same manner as such Partner (i) would be required to contribute to the Partnership or (ii) would receive as distributions if the Partnership were to liquidate the assets of the Partnership at their book value and distribute the proceeds in accordance with Section 6.1; provided, however, that if any such allocation is not permitted by applicable law, the Partnership's subsequent income, gain, loss, deduction, expense and credit shall be allocated among the Partners so as to reflect as nearly as possible the allocation used in computing capital accounts.

                                      ARTICLE 7
                        Admissions, Transfers and Withdrawals

                    7.1  Admission  of New  Partners.   After the  Effective
          Date, new Partners may be admitted to the Partnership only with the written consent of, and upon such terms and conditions as are approved by the unanimous approval of the Management Committee. No admission of any new Partner shall cause the Partner's interest in Partnership allocations, distributions and capital to be less than one percent (1%), and no Partner's Sharing Ratio in the Partnership shall be reduced or diluted unless approved in writing by such Partner or unless otherwise provided in any other written agreement to which such Partner is a party.

                   7.2  Transfer of Partnership Interests.  No Partner  may
          transfer or encumber all or any portion of such Partner's interest in the Partnership without the prior written consent of the Management Committee; provided, however, that Olympus may transfer all or any portion of its interest in the Partnership to an Affiliate of Olympus Real Estate Corporation without the consent of Stratus, and provided, further, that Stratus may transfer all or any portion of its interest in the Partnership to a wholly owned subsidiary of Stratus Properties Inc. without the consent of Olympus. Additionally, any interest in the Partnership held by Olympus or its Affiliates may be transferred in the exercise of rights of the limited partners of Olympus Real Estate Fund II, L.P. ("Fund II") to remove the general partner under the limited partnership agreement of Fund II.

                   7.3  Buy/Sell Option.

                         (a) In the event of a Deadlock at any time during the term of the Partnership, either Partner may exercise a "buy-sell" right (the "Buy-Sell") as follows: either Partner (the "Offeror") exercising such Buy-Sell (A) shall deliver to the other Partner (the "Offeree") a written notice (the "Buy/Sell Offer") stating the Offeror's exercise of such right and setting forth the Buy/Sell Offer and a description of any negotiations or discussions with third parties that Offeror may have had with respect to the sale of the Partnership Interest and the Business, which Buy/Sell Offer shall represent the dollar amount (without reduction for any deemed or imputed expenses of sale) that the Offeror would be willing to pay to the Partnership in cash for the Business (the "Offer Amount") and (B) simultaneously with the delivery of the Buy/Sell Offer, shall deliver into escrow with a title insurance company located in Dallas, Texas selected by the Offeror (the "Escrow Agent"), a good faith deposit in the amount of the Offer Deposit. The Offeror hereby instructs the Escrow Agent that the Escrow Agent shall either (i) in the event the Offeree elects to sell its interest in the Partnership (the "Partnership Interest") in accordance with the terms hereof, apply such Offer Deposit to the purchase price as of the Buy/Sell Closing Date (as hereinafter defined) or if the Offeror fails to timely purchase the Offeree's Partnership Interest in accordance with the terms hereof, disburse such Offer Deposit in accordance with Section 7.3(g), or (ii) in the event the Offeree elects to purchase the Offeror's Partnership Interest, disburse such Offer Deposit in accordance with Section 7.3(e).

                         (b) The notice transmitting the Buy/Sell Offer shall be deemed to constitute an offer by the Offeror to purchase the Offeree's Partnership Interest for a price equal to the Receipt Amount. "Receipt Amount" shall mean the aggregate amount which the Partner whose Partnership Interest is to be transferred, whether Offeror or Offeree, would receive as a Partnership distribution if (i) the Business were sold for cash for the Offer Amount, (ii) all debts and liabilities of the Partnership but without taking into account any deemed or imputed expenses which would occur for the sale to third parties (e.g. imputed brokerage fees, etc.) were paid in full from such proceeds and
               (iii) prorations were made with respect to all current assets and current liabilities of the Partnership.

                         (c) The Offeree shall have forty-five (45) days from the date of the Buy/Sell Offer to elect, by written notice to the Offeror signed by the Partner constituting the Offeree, whether to sell such Offeree's Partnership Interest to the Offeror or whether to purchase (or cause its designee to purchase) the Offeror's Partnership Interest in the Partnership (the "Buy/Sell Election Period").

                         (d) If the Offeree fails to make an election within such forty-five (45) day period, or fails to comply
               with  subsection   (e) below,  such   Offeree   shall   be
               conclusively deemed to have elected to sell its Partnership Interest in the Partnership to the Offeror according to the terms of this Section 7.3.

                         (e) If the Offeree makes an election to purchase within such forty-five (45) day period by sending written notice to the Offeror as required by subsection (c), and by delivering into escrow with the Escrow Agent a good faith deposit in the amount of the Offer Deposit, then , the original Offeror shall be conclusively deemed to have elected to sell its Partnership Interest in the Partnership to the Offeree for a price equal to the applicable Receipt Amount. In the event the Offeree timely makes an election to purchase, the Offeree hereby instructs the Escrow Agent that the Escrow Agent shall (i) return the Offeror's Offer Deposit to the Offeror and (ii) hold the Offeree's Offer Deposit and shall either apply such Offeree's Offer Deposit to the purchase price or disburse such Offeree's Offer Deposit in accordance with Section 7.3(g).

                         (f)  The Partner (the  "Buy/Sell Purchaser")  that
               is obligated to purchase the Partnership Interest in the Partnership of the other Partner (the "Buy/Sell Seller") pursuant to this Section 7.3 shall fix a closing date (the " Buy/Sell Closing Date") for such purchase that is not a Business Day that is not later than forty-five (45) days after the expiration of the Buy/Sell Election Period, by written notice to the Buy/Sell Seller at least fifteen (15) days in advance of Buy/Sell Closing Date. The closing of such purchase shall take place on the Buy/Sell Closing Date at the address of the Escrow Agent. At such closing, the Partner constituting the Buy/Sell Seller shall execute and deliver to the Buy/Sell Purchaser (or its designee) such instruments of assignment, bills of sale, amendments to this Agreement and other instruments and documents as the Buy/Sell Purchaser and the Buy/Sell Seller (or such designee) may reasonably require for the conveyance to such Buy/Sell Purchaser (or such designee) of all of the Buy/Sell Seller's right, title and interest in and to the Buy/Sell Seller's Partnership Interest in the Partnership against receipt by the Buy/Sell Seller of a wire transfer of immediately available funds in an amount equal to the applicable Receipt Amount; and the Buy/Sell Seller hereby irrevocably constitutes and appoints the Buy/Sell Purchaser as its attorney-in-fact to execute, acknowledge and deliver any of such instruments or documents. Each of the Buy/Sell Seller and Buy/Sell Purchaser shall each bear their respective closing costs and expenses (including, but not limited to, all attorney's fees and costs and all applicable transfer and income taxes) incurred in the purchase or sale of the Buy/Sell Seller's Partnership Interest in the Partnership hereunder. Such sale of such Partnership Interest shall be made without representation, warranty or recourse, except for representations and warranties in form and substance reasonably acceptable to the Buy/Sell Purchaser and the Buy/Sell Seller with respect to existence, good standing, title, no encumbrance, authority, authorization, no conflicts, and such other customary matters as may be reasonably requested by the Buy/Sell Purchaser. If the Buy/Sell Offer or the closing of the purchase contemplated thereby causes the maturity of any Partnership indebtedness to be accelerated, the Buy/Sell Seller shall be released from liability resulting from such accelerated indebtedness and the Buy/Sell Purchaser shall pay such indebtedness in full (including without limitation, any accrued but unpaid interest and any prepayment premiums or penalties) at Buy/Sell Purchaser's sole cost and expense and shall indemnify and hold Buy/Sell Seller harmless from and against any losses, damages, costs or expenses (including attorneys' fees) incurred by Buy/Sell Seller, or the Buy/Sell Seller's Affiliates, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns and Affiliates of the foregoing (the "Indemnified Parties"), as a direct or indirect result thereof, other than any losses, damages, costs or expenses (including attorneys' fees) incurred by any of the Indemnified Parties as a direct result of such Indemnified Party's bad conduct. As a precondition to the closing of the Buy/Sell transaction, the Buy/Sell Seller shall be released from liability from any indebtedness of the Partnership, including, without limitation, the release of any guaranty and collateral pledged to secure any guaranty debt. Anything contained in this Agreement to the contrary notwithstanding, in the event the sale of the Partnership Interest is not consummated because of a default on the part of Buy/Sell Seller or if a condition precedent cannot be fulfilled because Buy/Sell Seller frustrated such fulfillment, Buy/Sell Purchaser may, at its election, pursue an action for specific performance and/or costs and expenses.

                         (g) In the event that the Buy/Sell Purchaser defaults in its obligation to purchase the Partnership Interest of the Buy/Sell Seller in the Partnership on the Buy/Sell Closing Date, the Buy/Sell Seller shall have the right to (i) solicit third party offers on behalf of the Partnership for the purchase of the Business, to accept the best such offer, as determined by the Buy/Sell Seller in its sole and absolute discretion, and to consummate the sale of the Business to such third party pursuant to such offer,
               (ii) purchase the Partnership Interest of the Buy/Sell Purchaser for a purchase price equal to ninety percent (90%) of the aggregate Partnership distributions that the Buy/Sell Purchaser would be entitled to receive under this Agreement if the Business were sold for cash for the Offer Amount and all debts and liabilities of the Partnership (excluding imputed sale expenses) were paid in full from such proceeds and proration were made with respect to all current assets and current liabilities of the Partnership, (iii) specifically enforce the Buy/Sell Purchaser's obligation to purchase the Partnership interest of the Buy/Sell Seller, and (iv) notify the Escrow Agent holding the Offer Deposit of the Buy/Sell Purchaser immediately to deliver such Offer Deposit to the Buy/Sell Seller as liquidated damages for the breach by such Buy/Sell Purchaser (and the Buy/Sell Purchaser covenants and agrees to cause, and hereby instructs, the Escrow Agent to deliver such Offer Deposit to the Buy/Sell Seller). The delivery of the Offer Deposit to the Buy/Sell Seller shall not constitute a return of capital. The Buy/Sell Purchaser hereby constitutes and appoints the Buy/Sell Seller as its attorney-in-fact to execute and deliver on behalf of the Buy/Sell Purchaser all documents as may be reasonably required in connection with the delivery by the Escrow Agent of the Offer Deposit to the Buy/Sell Seller.

                   7.4  No  Substituted Partners.   Except as permitted  by
          Section 7.1, no  transferee of  any partnership  interest in  the
          Partnership may become a substituted Partner. Rather, any transferee of any Partnership interest of a Partner shall be entitled solely to rights as assignee of the rights to receive all or part of the share of the income, gains, losses, deductions, expenses, credits, distributions, or returns of capital to which his or its transferor would otherwise be entitled with respect to the Partnership interest so transferred.

                   7.5  Withdrawal  of Partners.   Except  as permitted  by
          Section 7.2 hereof, no Partner shall have any right to withdraw or resign from the Partnership without the unanimous consent of the Management Committee.

                                      ARTICLE 8
                      General Accounting Provisions and Books


                    8.1  Books  of  Account;  Tax Returns.    The  Financial
          Partner shall prepare and file, or shall cause to be prepared and filed, all United States federal, state, and local income and other tax returns required to be filed by the Partnership and shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Partnership's operations, business and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Act. Except as otherwise expressly provided herein, such books and records shall be maintained in accordance with the basis utilized in preparing the Partnership's United States federal income tax returns, which returns, if allowed by applicable law, may upon the approval of the Management Committee be prepared on an accrual basis.

                   8.2 Place Kept; Inspection. The books and records shall be maintained at the principal place of business of the Partnership, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of any Partner during the ordinary business hours of the Partnership.

                   8.3  Tax  Matters Partner.  The Financial Partner  shall
          be the tax matters partner of the Partnership and, in such capacity, shall exercise all rights conferred, and perform all duties imposed, upon a tax matters partner under Sections 6221 through 6233 of the Code and the regulations promulgated thereunder; provided, however, that the Operating Partner shall have the right to review and approve any actions taken by the Financial Partner in its capacity as the tax matters partner. Notwithstanding the foregoing, the Financial Partner shall have the right to select the methodology to be used pursuant to
          Section 704(c) of the Code subject to the Operating Partner's consent, which consent shall not be unreasonably withheld.

                                      ARTICLE 9
                               Amendments and Waivers


			9.1  Amendments  and  Waivers.    Except  as   expressly
          provided in    Section  9.3 of  this  Agreement,  the  Management
          Committee may amend or waive any provision of this Agreement which merely (i) corrects an error or clarifies an ambiguity in this Agreement, (ii) does not adversely affect the Financial Partner or the Operating Partner in any material respect or
          (iii) changes Schedule I to this Agreement to reflect the Sharing Ratios or Partnership Interests of the Partners as from time to time amended in accordance with this Agreement. The Management Committee shall amend Schedule I to this Agreement to reflect any additional Capital Contributions. The Partners agree to look to the books and records of the Partnership for determination of the actual amount of Capital Contributions made to the Partnership, as provided in Section 3.1 of this Agreement.

                   9.2  Certain  Other  Amendments.    Notwithstanding  any
          provision to the contrary contained herein, no amendment to or waiver of any provision of this Agreement shall be effective against a given Partner without the consent or vote of such Partner if such amendment or waiver would (i) cause the Partnership to fail to be treated as a joint venture under the Act, (ii) change Section 3.1 of this Agreement to increase a Partner's obligation to contribute to the capital of the Partnership, (iii) change Section 5.1 or 5.2 of this Agreement to affect adversely any Partner's rights to exculpation or indemnification, (iv) change Section 6.1 or 6.2 of this Agreement to affect adversely the participation of such Partner in the income, gains, losses, deductions, expenses, credits, capital or distributions of the Partnership (including any amendments to admit one or more new Partner or Partners), (v) change Section
          7.1 of this Agreement to affect adversely the anti-dilution rights of such Partner, (vi) change the percentage of Partners necessary for any consent or vote required hereunder to the taking of any action or (vii) amend Section 9.2 of this Agreement.

                                     ARTICLE 10
                           Dissolution and Termination


                   10.1 Dissolution.   The Partnership  shall be  dissolved
          upon the first to occur of the following events:

                              (i) the election of the both Partners to dissolve the Partnership;

                              (ii) the election  of the  Financial  Partner
                   to dissolve the Partnership if all or substantially all Partnership assets shall have been sold or disposed of or shall consist of cash;

                              (iii) both the Partners shall have withdrawn from the Partnership within the meaning of the Act, or any other dissolution event specified in the Act shall have occurred;

                              (iv) the   Financial   Partner   shall   have
                   (A) made a general assignment for the benefit of creditors, (B) filed a voluntary petition in bankruptcy, (C) filed a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or debtor relief law,
                   (D) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding brought against it or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of the Financial Partner or of all or any substantial part of its property;

                              (v) if within sixty (60) days after the commencement of any proceeding against the Financial Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or debtor relief law, the proceeding shall not have been dismissed; or

                              (vi) if within  sixty  (60)  days  after  the
                   appointment (without the Financial Partner's consent or acquiescence) of a trustee, receiver or liquidator of the Financial Partner or of all or any substantial part of its property, the appointment shall not have been vacated or stayed if within sixty (60) days after the expiration of any such stay, the appointment shall not have been vacated.

          Notwithstanding the foregoing, the Partnership shall not be dissolved upon the occurrence of an event specified in (iii) through (vi) of this Section 10.1 if within ninety (90) days after such occurrence a majority in interest (under applicable federal income tax principles) of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor Financial Partner.

                   10.2 Accounting on Dissolution. Following the dissolution of the Partnership pursuant to Section 10.1 of this Agreement, the books of the Partnership shall be closed, and a proper accounting of the Partnership's assets, liabilities and operations shall be made by the Financial Partner, all as of the most recent practicable date. The Financial Partner shall serve as the liquidator of the Partnership unless it has been removed or unless it otherwise fails or refuses to serve. If the Financial Partner does not serve as the liquidator, one or more other persons or entities may be selected to serve by the Operating Partner. The expenses incurred by the liquidator in connection with the dissolution, liquidation and termination of the Partnership shall be borne by the Partnership.

                   10.3 Termination. As expeditiously as practicable, but in no event later than one year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the dissolution of the Partnership pursuant to
          Section 10.1 of this Agreement, the liquidator shall cause the Partnership to pay the current liabilities of the Partnership and
          (i) establish a reserve fund (which may be in the form of cash or other property, as the liquidator shall determine) for any and all other liabilities, including contingent liabilities, of the Partnership in a reasonable amount determined by the liquidator to be appropriate for such purposes or (ii) otherwise make adequate provision for such other liabilities. To the extent that cash required for the foregoing purposes is not otherwise available, the liquidator may sell property, if any, of the Partnership for cash. Thereafter, all remaining cash or other property, if any, of the Partnership shall be distributed to the Partners in accordance with the provisions of Section 6.1 of this Agreement. The Partners must agree on the value and distributee for all in-kind distributions or else all property must be sold and the proceeds distributed in accordance herewith. At the time final distributions are made in accordance with Section 6.1 of this Agreement, a certificate of cancellation shall be filed in accordance with the Act, and the legal existence of the Partnership shall terminate, but if at any time thereafter any reserved cash or property is released because in the judgment of the liquidator the need for such reserve has ended, then such cash or property shall be distributed in accordance with Section
          6.1 of this Agreement.

                   10.4 No Negative Capital Account Obligation. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any Partner who has a negative capital account upon final distribution of all cash and other property of the Partnership be required to restore such negative account to zero.

                   10.5 No Other Cause of Dissolution. The Partnership shall not be dissolved, or its legal existence terminated, for any reason whatsoever except as expressly provided in this
          Article 10.

                   10.6 Merger. Subject to the rights of the Partners pursuant to Section 9.2, the Partnership may, with the written consent of the Financial Partner acting with the unanimous approval of the Management Committee, adopt a plan of merger and engage in any merger permitted by applicable law.

                                     ARTICLE 11
                                    Miscellaneous


                    11.1 Waiver   of  Partition.     Each   Partner   hereby
          irrevocably waives any and all rights that he or it may have to maintain an action for partition of any of the Partnership's property.

                   11.2 Entire Agreement. This Agreement constitutes the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

                   11.3 Severability.  If any provision of this  Agreement,
          or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                   11.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid), or sent by telex or telecopy if to the
          Partners, at the addresses or telex or facsimile numbers set forth on Schedule I hereto, and if to the Partnership, at the address of its principal place of business at 200 Crescent Court, Suite 1650, Dallas, Texas 75201 (fax 214/740-7340), or to such other address as the Partnership or any Partner shall have last designated by notice to the Partnership and all other parties hereto in accordance with this Section 11.4. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by telex or telecopy shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

                   11.5 Governing Laws. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to principles of conflicts of laws).

                   11.6 Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.

                   11.7 Counterparts.   This Agreement  may be executed  in
          one or more counterparts, all of which shall constitute one and the same instrument.

                   11.8 Headings. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

                   11.9 Other Terms. All references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" shall mean "and/or", (ii) "day" shall mean a calendar day, (iii) "including" or "include" shall mean "including without limitation", and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law. Whenever any provision of this Agreement requires or permits a Partner to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the Partner acting alone and in good faith.

                   11.10 Power of Attorney. By execution of this Agreement, the Operating Partner hereby makes, constitutes and appoints the Financial Partner, with full power of substitution and re-substitution in the Financial Partner (in its sole discretion), such Partner's true and lawful attorney-in-fact (the "Attorney") for and in the Operating Partner's name, place and stead and for its use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver or record any or all of the following, authorized pursuant to the terms of this Agreement:

                              (i) any agreement, certificate, report, consent, instrument, filing or writing made by or relating to the Partnership that the Attorney deems necessary, desirable, or appropriate for the lawful purpose of (A) organizing the Partnership under the Act, (B) admitting Partners with respect to the Partnership, (C) pursuing or effecting any rights or remedies available under this Agreement or otherwise with respect to a defaulting Partner, (D) qualifying the Partnership to do business in any jurisdiction and
                   (E) complying with any law, agreement or obligation applicable to the Partnership;

                              (ii) any  agreement,   certificate,   report,
                   consent,  instrument,  filing  or  writing  made  by  or
                   relating to the Partnership necessary, desirable or appropriate to effectuate the business purposes of, or the dissolution, termination or liquidation of, the
                   Partnership pursuant to applicable law or the respective terms of this Agreement; and

                              (iii) any amendment to or modification or restatement of this Agreement or any other agreement, certificate, report, consent, instrument, filing or writing of any type described in subsection
                   (i) or (ii) of this Section 11.10, provided that any amendment of or modification to this Agreement shall first have been adopted in accordance with Article 9 of this Agreement.

                   11.11 Transfer and Other Restrictions. INTERESTS IN THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD UNLESS SUCH INTERESTS HAVE BEEN REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. INTERESTS IN THE PARTNERSHIP ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN (1) ARTICLE 7 AND (2) VARIOUS INVESTMENT AGREEMENTS BETWEEN OR AMONG CERTAIN PARTNERS. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE PARTNERSHIP OR THE FINANCIAL PARTNER AT THEIR PRINCIPAL EXECUTIVE OFFICES.

                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
               IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the Effective Date.

          FINANCIAL PARTNER:

          OLY ABC WEST I, L.P.,
          a Texas limited partnership

               By: Oly Texas GP II, LLC,
                   a Texas limited liability company,
                   its sole general partner



                   By:/S/ Hal R. Hall
                      ---------------
                   Name: Hal R. Hall
                   Title:Vice President


          OPERATING PARTNER:

          STRATUS ABC WEST I, L.P.,
          a Texas limited partnership

          By:  STRS L.L.C.,
               a Delaware limited liability company,
               General Partner

               By: Stratus Properties Inc.,
                   a Delaware corporation,
                   its sole member



                   By:/s/ William H. Armstrong III
                      ----------------------------
                      William H. Armstrong, III,
                      President & CEO


                                      EXHIBIT A

                                    Business Plan



                                     [ATTACHED]
                                      EXHIBIT B

                                  Operating Budget

            [To be attached within sixty (60) days of the Effective Date and to encompass the 1999 Operating Budget]

                                     SCHEDULE I

                Partnership Capital Contributions and Sharing Ratios




                                                Initial Capital    Sharing
             Partner and Address                 Contribution       Ratios

             Financial Partner:
             Oly ABC West I, L.P.                 $494,250.00       50.01%
             200  Crescent   Court, Suite 1650
             Dallas, Texas 75201
             (214) 740-7340
             Operating partner:
             Stratus ABC West I, L.P.             $494,250.00       49.99%
             98  San Jacinto Blvd., Suite 2200
             Austin, Texas 78701
             (512) 478-6340
                                                  ------------     --------
             Total All Partners                   $988,500.00      100.00%